Exhibit 99.1

Asure Announces Fourth Quarter and Full Year 2023 Results

Reports Full Year Revenues of $119.1 million up 24% from Prior Year

Net loss of $9.2 million, an improvement of $5.3 million versus prior year loss of $14.5 million

Adjusted EBITDA(1) of $23.3 million up 97% year over year

Management Reiterates 2024 Revenue Guidance of $125.0 million-$129.0 million

AUSTIN, TX – February 26, 2024 – Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, today reported results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights

•Revenue of $26.3 million, down 10% year over year, excluding ERTC revenue up 15% from prior year
•Recurring revenue of $25.0 million, up 3% year over year, excluding ERTC recurring revenue up 15% from prior year
•Net loss of $3.6 million versus a net loss of $1.1 million during the prior-year fourth quarter
•EBITDA(1) of $1.1 million versus $5.0 million from prior-year fourth quarter
•Adjusted EBITDA(1) of $2.8 million, versus $6.0 million from prior-year fourth quarter
•Gross profit of $17.8 million versus $21.1 million from prior-year fourth quarter
•Non-GAAP gross profit(1) of $18.8 million (Non-GAAP gross margin(1) of 72%) versus $22.3 million (and 76% in prior-year fourth quarter)

Full Year 2023 Financial Highlights

•Revenue of $119.1 million up 24% year over year, excluding ERTC revenue up 19% from prior year
•Recurring revenue of $99.7 million up 16% year over year, excluding ERTC revenue up 19% from prior year
•Net loss of $9.2 million, an improvement of $5.3 million versus prior year loss of $14.5 million
•EBITDA(1) of $14.3 million up 63% year over year
•Adjusted EBITDA(1) of $23.3 million up 97% year over year
•Gross profit of $85.5 million versus $62.5 million in the prior year
•Non-GAAP gross profit(1) of $90.3 million versus $67.3 million in the prior year

Recent Business Highlights

•Received Workday’s Global Payroll Certification for integration with Workday HCM and Asure Payroll Tax Management. This solution helps large enterprises streamline processes, enhance compliance accuracy, and stay ahead of regulatory changes. The certification accelerates Asure’s Payroll Tax business into the Workday HCM ecosystem.
•Joined the SAP® PartnerEdge® Open Ecosystem. This prestigious opportunity unlocks access to a wealth of tools, resources, and training that will enable Asure to enhance its advanced payroll tax engine to seamlessly integrate with SAP systems and streamline payroll tax processes for its existing SAP clients.
•Announced a new 401k product bundled with Secure Act 2.0 tax credits. Asure will white-label Vestwell’s 401k platform and process the associated tax credits on behalf of its clients. The combined offering is expected to help small businesses compete for talent with larger firms, comply with an increasing number of state mandates requiring employers to provide retirement benefits, and maximize tax credits leading to increased use of Asure’s payroll, retirement, and HR Compliance services.
•Announced the launch of its Treasury Compliance Services powered by J.P. Morgan, specifically designed to assist regional and niche payroll providers with stringent compliance demands related to money movement. This service strategically addresses the requirements of the Money Transmission Modernization Act (MTMA), the Bank Secrecy Act (BSA), and the National Automated Clearing House Association (NACHA), which have notably increased regulatory requirements for companies moving money associated with payroll transactions.
•Announced a strategic partnership with Key Benefit Administrators (KBA), one of the largest Third-Party Administrators in the United States. This collaboration aims to deliver the innovative Proactive Health Management Plan (PHMP) to Asure’s client base, enhancing their access to proven, patented, and comprehensive population health programs and services.

(1)These financial measures are not calculated in accordance with GAAP and are defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

1

Management Commentary

“We are excited to have delivered another strong performance from our Company for the full year 2023. Total revenue for the year was up 24% versus the prior year, excluding ERTC revenues were up 19%. Our recurring revenues increased 16% for the year versus the prior year, excluding ERTC recurring revenues were up 19%. Organic revenue growth in 2023 excluding ERTC was up 18% and we also saw strong gains in gross margins versus the same period a year ago which are the primary result of increased revenues and more efficient operations driven by the consolidation and standardization efforts across the Company.” said Asure Chairman and CEO Pat Goepel. “Our business performed well across the board with strong contributions in particular from HR Compliance, Asure Marketplace and interest earned on funds held for our clients. The need for HR Compliance from small businesses remains high we believe as more regulations become enacted every year that affect small business owners. Asure Marketplace is still in its early days and our partnership with Equifax® in particular we believe has proved to be a valuable one.”

“We are excited to build on the success we had during 2023 in multiple areas of our business. During 2024 we plan to continue this momentum and our focus will be on advancing our technology with leading partnerships and strategic sales initiatives such as the 401k bundled offering with payroll, which was launched in the fall of 2023 and thus far has produced positive results, to help drive new client additions. We continue to advance our technology with partnerships as evidenced by the recent invitation to join the SAP PartnerEdge Open Ecosystem. The partnership with SAP will allow Asure to enhance its payroll tax engine by integrating with the SAP systems and streamlining payroll tax processes for its existing SAP clients. Our focus on areas of differentiation, such as HR Compliance, our best-in-class tax platform, and our Asure Marketplace™, is anticipated to account for an increasing share of our revenue moving forward into 2024 and is expected to generate high-margin revenue streams during 2024.”

“We expect that the growth of our business will continue during 2024 and our expectation is for performance on a combination of organic and inorganic basis. We have signed agreements to purchase approximately $7 million of annual recurring revenue so far and the pipeline is strong. We plan to continue to invest in research and development of products that we believe will benefit our small business clients and enable them to leverage our expertise more effectively. Our enterprise clients have access to new tools which will aid them in moving money and navigating the ever changing and increasingly complex tax law environment. We will continue to provide innovative HCM solutions that help small businesses thrive, HCM providers grow their base, and large enterprises streamline tax compliance.”

First Quarter 2024 and Full Year 2024 Revenue Guidance Ranges

The Company is providing the following guidance for the first quarter 2024 and full year 2024 based on the Company’s year-to-date results and recent business trends. This guidance excludes any potential revenues from the ERTC tax credit program which the IRS placed a pause on processing claims in September 2023, and we continue to monitor for updates regarding the program closely.

Guidance for 2024

Guidance Range	Q1-2024	FY-2024
Revenue	$30.0 M -32.0 M	$125.0 M -129.0 M
Adjusted EBITDA(1)	$6.0 M -7.0 M	20% -21%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures are to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

(1)This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2024 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release as well as the risk factors in our quarterly and annual reports on file with the Securities and Exchange Commission for more information about risk that affect our business and industry.

Conference Call Details

Asure management will host a conference call on Monday, February 26, 2024, at 3:30 pm Central (4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named AsureHCM®, includes cloud-based Payroll, Tax Services, and Time & Attendance software and Asure Marketplace™ as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

3

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and non-U.S. GAAP financial and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of “forward-looking statements” include statements we make regarding our operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to— the expiration of major revenue streams such as Employee Retention Tax Credits and the impact of the IRS recent measures regarding Employee Retention Tax Credits claims; risks associated with breaches of the Company’s security measures; risks associated with the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment; interruptions to supply chains and extended shut down of businesses; political unrest, including the current issues between Russia and Ukraine, Israel and Hamas; reductions in employment and an increase in business failures, specifically among our clients; the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; possible fluctuations in the Company’s financial and operating results; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; privacy concerns and laws and other regulations may limit the effectiveness of our applications; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; technological developments; the nature of the Company’s business model; interest rates; competition; various financial aspects of the Company’s subscription model; impairment of intangible assets; interruptions or delays in the Company’s services or the Company’s Web hosting; access to additional capital; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; volatility and weakness in bank and capital markets; factors affecting the Company’s deferred tax assets and ability to value and utilize them; issues in the use of artificial intelligence (“AI”) in our HCM products and services; volatility and low trading volume of our common stock; collection of receivables; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024.

The forward-looking statements, including the financial guidance and 2024 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based. © 2024 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$30,317	$17,010
Accounts receivable, net	14,202	12,123
Inventory	155	251
Prepaid expenses and other current assets	3,471	10,304
Total current assets before funds held for clients	48,145	39,688
Funds held for clients	219,075	203,588
Total current assets	267,220	243,276
Property and equipment, net	14,517	11,439
Goodwill	86,011	86,011
Intangible assets, net	62,082	66,594
Operating lease assets, net	4,991	7,065
Other assets, net	9,047	5,523
Total assets	$443,868	$419,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$27	$4,106
Accounts payable	2,570	2,194
Accrued compensation and benefits	6,519	5,791
Operating lease liabilities, current	1,490	1,860
Other accrued liabilities	3,862	3,728
Contingent purchase consideration	—	2,955
Deferred revenue	6,853	8,461
Total current liabilities before client fund obligations	21,321	29,095
Client fund obligations	220,019	206,088
Total current liabilities	241,340	235,183
Long-term liabilities:
Deferred revenue	16	788
Deferred tax liability	1,728	1,503
Notes payable, net of current portion	4,282	30,795
Operating lease liabilities, noncurrent	4,638	6,459
Other liabilities	209	114
Total long-term liabilities	10,873	39,659
Total liabilities	252,213	274,842
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	254	206
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	487,973	433,586
Accumulated deficit	(290,440)	(281,226)
Accumulated other comprehensive income	(1,115)	(2,483)
Total stockholders’ equity	191,655	145,066
Total liabilities and stockholders’ equity	$443,868	$419,908

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenue:
Recurring	$24,985	$24,146	$99,734	$86,222
Professional services, hardware and other	1,279	5,146	19,348	9,606
Total revenue	26,264	29,292	119,082	95,828
Cost of sales	8,425	8,153	33,545	33,318
Gross profit	17,839	21,139	85,537	62,510
Operating expenses:
Sales and marketing	6,422	6,022	28,734	20,260
General and administrative	9,747	9,720	39,333	33,924
Research and development	1,739	1,627	6,846	6,147
Amortization of intangible assets	3,694	3,352	13,623	13,486
Total operating expenses	21,602	20,721	88,536	73,817
(Loss) Income from operations	(3,763)	418	(2,999)	(11,307)
Interest income (expense), net	24	(1,429)	(4,297)	(4,438)
Loss on extinguishment of debt	—	—	(1,517)	—
Other (expense) income, net	(1)	(139)	(292)	1,391
Loss from operations before income taxes	(3,740)	(1,150)	(9,105)	(14,354)
Income tax expense (benefit)	(158)	(94)	109	112
Net loss	(3,582)	(1,056)	(9,214)	(14,466)
Other comprehensive gain (loss):
Unrealized gain (loss) on marketable securities	1,581	418	1,368	(2,384)
Comprehensive loss	$(2,001)	$(638)	$(7,846)	$(16,850)

Basic and diluted loss per share
Basic	$(0.14)	$(0.05)	$(0.42)	$(0.72)
Diluted	$(0.14)	$(0.05)	$(0.42)	$(0.72)

Weighted average basic and diluted shares
Basic	24,907	20,379	22,138	20,117
Diluted	24,907	20,379	22,138	20,117

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(9,214)	$(14,466)
Adjustments to reconcile loss to net cash provided by operations:
Depreciation and amortization	19,135	18,708
Amortization of operating lease assets	1,481	1,702
Amortization of debt financing costs and discount	820	718
Non-cash interest expense	1,471	—
Net accretion of discounts and amortization of premiums on available-for-sale securities	(119)	280
Provision for expected losses	2,047	803
Provision for (recovery of) deferred income taxes	225	(92)
Loss on extinguishment of debt	990	—
Net realized gains on sales of available-for-sale securities	(2,257)	(1,221)
Share-based compensation	5,430	3,179
Loss on disposals of long-term assets	132	25
Change in fair value of contingent purchase consideration	175	(1,245)
Adjustment to intangibles	—	18
Changes in operating assets and liabilities:
Accounts receivable	(4,126)	(7,618)
Inventory	97	(14)
Prepaid expenses and other assets	5,101	2,993
Operating lease right-of-use assets	546	(3,020)
Accounts payable	376	1,611
Accrued expenses and other long-term obligations	87	3,828
Operating lease liabilities	(1,118)	2,023
Deferred revenue	(2,379)	5,462
Net cash provided by operating activities	18,900	13,674
Cash flows from investing activities:
Acquisition of intangible asset	(7,651)	(2,289)
Purchases of property and equipment	(1,585)	(2,318)
Software capitalization costs	(7,027)	(4,228)
Purchases of available-for-sale securities	(27,647)	(37,232)
Proceeds from sales and maturities of available-for-sale securities	14,385	10,068
Net cash used in investing activities	(29,525)	(35,999)
Cash flows from financing activities:
Payments of notes payable	(35,627)	(1,688)
Debt extinguishment costs	(250)	—
Payments of contingent purchase consideration	—	(130)
Net proceeds from issuance of common stock	46,800	497
Capital raise fees	(338)	—
Payments made on amounts due for the acquisition of intangibles	(311)	—
Net change in client fund obligations	13,931	(11,055)
Net cash provided by (used) in financing activities	24,205	(12,376)
Net increase (decrease) in cash and cash equivalents	13,580	(34,701)
Cash and cash equivalents at beginning of period	164,042	198,743
Cash and cash equivalents at end of period	$177,622	$164,042

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Year Ended December 31,
	2023	2022

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$30,317	$17,010
Restricted cash and restricted cash equivalents included in funds held for clients	147,305	147,032
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$177,622	$164,042

Supplemental information:
Cash paid for interest	$3,140	$3,397
Cash paid for income taxes	$432	$233

Non-cash investing and financing activities:
Acquisition of intangible assets	$357	$—
Notes payable issued for acquisitions	$1,209	$411
Shares issued to settle contingent consideration	$2,543	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q4-23	Q3-23	Q2-23	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22
Revenue(1)	$26,264	$29,334	$30,420	$33,064	$29,292	$21,903	$20,300	$24,333

Gross Profit to non-GAAP Gross Profit
Gross Profit	$17,839	$21,280	$22,018	$24,400	$21,139	$13,647	$12,261	$15,464
Gross Margin	67.9%	72.5%	72.4%	73.8%	72.2%	62.3%	60.4%	63.6%

Share-based Compensation	32	28	46	31	34	38	35	36
Depreciation	921	984	1,309	1,009	871	860	815	857
Amortization - intangibles	50	50	50	268	298	296	296	296
One-time expenses
Settlements, penalties & interest	(6)	8	—	4	3	38	—	1
Non-GAAP Gross Profit	$18,836	$22,350	$23,423	$25,712	$22,345	$14,879	$13,407	$16,654
Non-GAAP Gross Margin	71.7%	76.2%	77.0%	77.8%	76.3%	67.9%	66.0%	68.4%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$6,422	$6,597	$8,515	$7,200	$6,022	$4,752	$4,589	$4,897

Share-based Compensation	180	210	149	124	93	90	64	64
Depreciation	1	—	—	—	—	—	—	—
One-time expenses
Settlements, penalties & interest	6	30	4	11	—	—	14	—
Other non-recurring expenses	—	—	180	—	—	—	—	—
Non-GAAP Sales and Marketing Expense	$6,235	$6,357	$8,182	$7,065	$5,929	$4,662	$4,511	$4,833

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$9,747	$9,294	$10,336	$9,956	$9,720	$8,023	$8,696	$7,485

Share-based Compensation	980	936	1,298	1,142	641	590	615	575
Depreciation	225	200	234	210	168	149	154	170
One-time expenses
Settlements, penalties & interest	284	101	432	102	34	15	283	59
Acquisition and transaction costs	51	—	—	—	—	—	638	—
Other non-recurring expenses	53	—	453	—	—	—	58	49
Non-GAAP General and Administrative Expense	$8,154	$8,057	$7,919	$8,502	$8,877	$7,269	$6,948	$6,632

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,739	$1,803	$1,325	$1,979	$1,627	$1,230	$1,472	$1,821

Share-based Compensation	69	76	89	40	70	80	100	54
Depreciation	—	—	—	—	—	—	—	—
One-time expenses
Settlements, penalties & interest	—	—	—	—	25	3	—	—
Non-GAAP Research and Development Expense	$1,670	$1,727	$1,236	$1,939	$1,532	$1,147	$1,372	$1,767

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q4-23	Q3-23	Q2-23	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22
Revenue(1)	$26,264	$29,334	$30,420	$33,064	$29,292	$21,903	$20,300	$24,333

GAAP Net (Loss) Income to Adjusted EBITDA
GAAP Net (Loss) Income	$(3,582)	$(2,206)	$(3,765)	$339	$(1,056)	$(4,533)	$(5,860)	$(3,017)

Interest expense, net	(24)	782	1,593	1,944	1,429	1,122	1,068	816
Income taxes	(158)	(123)	627	(237)	(94)	102	74	30
Depreciation	1,148	1,185	1,542	1,219	1,039	1,009	969	1,027
Amortization - intangibles	3,743	3,384	3,343	3,570	3,648	3,646	3,649	3,729
EBITDA	$1,127	$3,022	$3,340	$6,835	$4,966	$1,346	$(100)	$2,585
EBITDA Margin	4.3%	10.3%	11.0%	20.7%	17.0%	6.1%	(0.5)%	10.6%

Share-based Compensation	1,260	1,251	1,582	1,337	838	798	814	729
One Time Expenses
Settlements, penalties & interest	283	140	436	117	62	56	297	60
Acquisition and transaction costs	51	—	—	—	—	—	638	—
Other non-recurring expenses	53	—	633	—	—	—	58	49
Other (income) expense, net	1	1,800	93	(83)	139	(399)	(1,130)	—
Adjusted EBITDA	$2,775	$6,213	$6,084	$8,206	$6,005	$1,801	$577	$3,423
Adjusted EBITDA Margin	10.6%	21.2%	20.0%	24.8%	20.5%	8.2%	2.8%	14.1%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Patrick McKillop
Vice President, Investor Relations
617-335-5058
patrick.mckillop@asuresoftware.com